Exhibit 99.1

Sandler O'Neill & Partners, L.P. Financial Services Conference UICI Update June 10, 2004 New York City, New York

Business Segments Self Employed Agency Division ("SEA") Group Insurance Division Student Insurance Star HRG - (Limited Benefit) Life Insurance Division ZON Re

UICI Revenue by Business Segment Three months ended March 31, 2004 Revenue by Business Segments Other includes ZON Re, investment income on equity, realized gains and losses, general corporate expenses, interest expense and variable stock-based compensation benefits

Self Employed Agency ("SEA") - Overview Target Market Self Employed Individual COBRA Market in 44 states Product Indemnity (Scheduled) Plan Catastrophic Hospital Plan PPO Ancillary Products (RX, Dental, Vision, Critical Care, Disability Income)

SEA - Sales Force Growth and Productivity

SEA - Sales Metrics

SEA - Financial Metrics

Group Division is comprised of two business units: Student Insurance Product includes comprehensive coverage for students at colleges Injury and sickness coverage for after school programs for K-12. Star HRG Limited benefit health insurance marketed to employers with large number of hourly employees. Customers include over 25 Fortune 500 companies. Group Division - Overview

Group Division - Key Metrics (1) Star division is only 10 months for 2002

New business focus with Independent Marketing Companies (MGA Distribution) - Contracted 2 Marketing Companies in 2003 to sell whole life (final expense), term and universal life products Significant investments in personnel and systems in 2002 and 2003 to upgrade platform for new sales Leverage existing health insurance customer base and captive sales force (UGA & Cornerstone) Life Division - Overview

Focus on demographically growing/underserved markets Term and Universal Life Products: Self employed Middle income Hispanic Whole Life Products (Final Expense): Senior Life Division - Target Market

Life - Key Metrics

Financial Overview (1) Net Income for 2002 FY includes ($5.1) cumulative effect of accounting change; ($0.11) EPS

Financial Overview